Erasca Reports First Quarter 2025 Business Updates and Financial Results

Early entry of RAS-targeting franchise into clinic enabled by strong execution

Initial Phase 1 monotherapy data for pan-RAS molecular glue ERAS-0015 and pan-KRAS inhibitor ERAS-4001 expected in 2026

Robust balance sheet with cash, cash equivalents, and marketable securities of $411 million as of March 31, 2025 with cash runway guidance extended to H2 2028

SAN DIEGO, May 13, 2025 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today provided business updates and reported financial results for the fiscal quarter ended March 31, 2025.

“We are pleased with the pace and execution of our RAS-targeting franchise and its early entry into the clinic following the recent IND clearance for ERAS-0015 and IND filing for ERAS-4001,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “Importantly, both product candidates have demonstrated differentiated therapeutic potential in multiple preclinical models and may have broad application across significant areas of unmet medical need for patients, including in colorectal, pancreatic, and non-small cell lung cancers. We look forward to advancing clinical development of these exciting programs with initial monotherapy data for both expected in 2026.”

Dr. Lim added, “Our strategic decision to focus our efforts on our RAS-targeting franchise and pursue partnership opportunities for naporafenib enables us to extend our projected cash runway meaningfully to the second half of 2028. With two promising programs targeting prevalent and validated targets entering the clinic and a robust cash position with more than three years of projected runway, we are in a strong position to execute against our mission of delivering new targeted therapies against RAS/MAPK-driven cancers impacting millions worldwide.”

Research and Development (R&D) Highlights

RAS-Targeting Franchise

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IND Cleared for ERAS-0015: In May 2025, Erasca announced clearance of an investigational new drug (IND) application with the United States Food and Drug Administration (FDA) for pan-RAS molecular glue ERAS-0015 for patients with RAS-mutant (RASm) solid tumors. The AURORAS-1 Phase 1 trial will evaluate ERAS-0015 monotherapy in patients with RASm solid tumors.

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IND Submitted for ERAS-4001: In May 2025, Erasca announced submission of an IND application to the FDA for pan-KRAS inhibitor ERAS-4001 for patients with KRAS-mutant (KRASm) solid tumors. The planned BOREALIS-1 Phase 1 trial will evaluate ERAS-4001 monotherapy in patients with KRASm solid tumors.

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Presented Encouraging Preclinical Data for RAS-Targeting Franchise: In April 2025, Erasca presented new preclinical data reinforcing the potential best-in-class profiles of Erasca’s RAS-targeting franchise at the 2025 American Association for Cancer Research (AACR) Annual Meeting. The company also presented potential first-in-class examples of direct SHOC2 binders and modulators of SMP complex assembly, representing a new approach to block the RAS/MAPK pathway.

Corporate Highlights

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Extended Projected Cash Runway into H2 2028: In May 2025, Erasca announced a meaningful extension of cash runway guidance from the second half of 2027 to the second half of 2028, following the strategic decision to evaluate potential partnership opportunities for naporafenib.

Key Upcoming Milestones

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AURORAS-1: Phase 1 trial for ERAS-0015 (pan-RAS molecular glue) in patients with RASm solid tumors
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Initial Phase 1 monotherapy data expected in 2026
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BOREALIS-1: Phase 1 trial for ERAS-4001 (pan-KRAS inhibitor) in patients with KRASm solid tumors
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Initial Phase 1 monotherapy data expected in 2026

First Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $411.1 million as of March 31, 2025, compared to $440.5 million as of December 31, 2024. Erasca expects its cash, cash equivalents, and marketable securities balance of $411.1 million to fund operations into the second half of 2028.

Research and Development (R&D) Expenses: R&D expenses were $26.0 million for the quarter ended March 31, 2025, compared to $28.6 million for the quarter ended March 31, 2024. The decrease was primarily driven by decreases in personnel costs, including stock-based compensation expense, expenses incurred in connection with clinical trials, preclinical studies, and discovery activities, and facilities-related expenses and depreciation.

General and Administrative (G&A) Expenses: G&A expenses were $9.7 million for the quarter ended March 31, 2025, compared to $10.3 million for the quarter ended March 31, 2024. The decrease was primarily driven by decreases in legal fees and insurance costs.

Net Loss: Net loss was $31.0 million, or $(0.11) per basic and diluted share, for the quarter ended March 31, 2025, compared to $35.0 million, or $(0.23) per basic and diluted share, for the quarter ended March 31, 2024.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of patients with cancer. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits and potential patient population for each of our product candidates and early-stage development projects, including naporafenib, ERAS-0015, ERAS-4001, and our SHOC2 binding project; the planned advancement of our development pipeline, including the anticipated IND clearance for the BOREALIS-1 trial, and the anticipated timing of data readouts for the AURORAS-1 and BOREALIS-1 trials; the potential application of our product candidates across significant areas of unmet medical need for patients; our plans to partner naporafenib; and the sufficiency of our cash, cash equivalents, and marketable securities to fund operations into the second half of 2028. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our assumptions around which programs may have a higher probability of success may not be accurate, and we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies, including the risk that our IND for the BOREALIS-1 trial may not be cleared; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; we may be unable to secure partnerships or other strategic collaborations for naporafenib on acceptable terms or at all; the inability to realize any benefits from our current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	March 31,	December 31,
	2025	2024
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$411,077	$440,473
Working capital	289,146	277,398
Total assets	471,244	502,526
Accumulated deficit	(798,629)	(767,663)
Total stockholders’ equity	399,502	423,499

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Operating expenses:
Research and development	$25,969	$28,574
General and administrative	9,661	10,277
Total operating expenses	35,630	38,851
Loss from operations	(35,630)	(38,851)
Other income (expense)
Interest income	4,740	3,900
Other expense, net	(76)	(66)
Total other income (expense), net	4,664	3,834
Net loss	$(30,966)	$(35,017)
Net loss per share, basic and diluted	$(0.11)	$(0.23)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	283,260,289	151,161,741
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	223	(287)
Comprehensive loss	$(30,743)	$(35,304)

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.